UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

Health Grades, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 9, 2010, Health Grades, Inc., a Delaware corporation (the “Company”), Mountain Acquisition Corp., a Delaware corporation (“Parent”), Mountain Merger Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and Mountain Acquisition Holdings, LLC, a Delaware limited liability company (“Holdings”), entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger among the Company, Parent, Purchaser and Holdings, dated as of July 27, 2010 and amended on August 9, 2010 (as amended, the “Merger Agreement”).  The Amendment extends the initial expiration of the cash tender offer by Purchaser to acquire all of the shares of the Company’s common stock (the “Offer”) from the previously scheduled expiration time of 9:00 a.m., New York City time, on September 10, 2010 to 9:00 a.m., New York City time, on September 16, 2010.

Item 8.01               Other Events.

On September 10, 2010, the Company and Vestar Capital Partners V, L.P. issued a joint press release announcing the extension of the Offer.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

2.1

Amendment No. 2 to Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of September 9, 2010.

99.1	Joint Press Release of Health Grades, Inc. and Vestar Capital Partners V, L.P., dated September 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.

By:	/s/ Allen Dodge
Allen Dodge
Executive Vice President and Chief Financial Officer

Dated: September 9, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1

Amendment No. 2 to Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of September 9, 2010.

99.1	Joint Press Release of Health Grades, Inc. and Vestar Capital Partners V, L.P., dated September 10, 2010.